Exhibit 23I(1)

                           DAVID JONES & ASSOC., P.C.

395 Sawdust Road, # 2148                                       281-419-0584  (P)
The Woodlands, TX  77380                                       281-419-0564  (F)
djones@40actlaw.com                                          sdrake@40actlaw.com


Penn Street Fund, Inc.                               November 19, 2003
1288 Valley Forge Road, Suite 88
Valley Forge, PA  19482

Dear Sirs:

     As counsel to Penn Street Fund, Inc. (the "Company"), a corporation organized under the laws of the State of Maryland, I have been asked to render my opinion with respect to the issuance of an indefinite number of shares of beneficial interest of the Company (the "Shares") representing proportionate interests in the following series (each a "Fund" and together the "Funds"):

     McGlinn Balanced Portfolio -- Class A
     McGlinn Balanced Portfolio -- Class C
     Cumberland Taxable Fixed Income Portfolio -- Class A Cumberland Taxable Fixed Income Portfolio -- Class C Baldwin Large-Cap Growth Portfolio -- Class A
     Baldwin Large-Cap Growth Portfolio -- Class C
     Penn Street Advisors Sector Rotational Portfolio -- Class A Penn Street Advisors Sector Rotational Portfolio -- Class C Berkshire Advisors Select Equity Portfolio -- Class A Berkshire Advisors Select Equity Portfolio -- Class C
     New Epoch Portfolio - Class A
     New Epoch Portfolio - Class C
     Cumberland ETF Portfolio- Class A
     Cumberland ETF Portfolio- Class C
     Cumberland Pennsylvania Tax Exempt Portfolio- Class A Cumberland Pennsylvania Tax Exempt Portfolio- Class C

     The Shares of each Fund are separate series of the Company consisting of two classes of shares, all as more fully described in the Prospectus and Statement of Additional Information contained in the Post-effective amendment to Registration Statement on Form N-1A, to which this opinion is an exhibit, to be filed with the Securities and Exchange Commission.

I have examined the Company's Articles of Incorporation and all amendments and supplements thereto, the Prospectus and Statement of Additional Information contained in the Registration Statement, and such other documents, records and certificates as deemed necessary for the purposes of this opinion.

Based on the foregoing, I am of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Prospectus and Statement of Additional Information, will be legally issued, fully paid, and non-assessable by the Company.

Further, I give my permission to include this opinion as an exhibit to the Company's Post-effective amendment to its Registration Statement on Form N-1A.

Very Truly Yours,

/s/ David D. Jones, Esq.
------------------------
DAVID JONES & ASSOC., P.C.

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